                                                                    EXHIBIT 10.3


                     AGREEMENT OF SETTLEMENT AND COMPROMISE

          Agreement of Settlement and Compromise (the "Agreement") dated as of August __, 1996 by and between Peter Sayet ("Sayet"), on the one hand, and ILM Acquisition L.P., M.P. Partners L.P., ILM Acquisition Corporation, LSJM Partners, L.P., ILM N Corporation, Healthcare Venture Management Corporation, Selig Zises, Glenn Meyers, Laurence Lurie and Institute for Laboratory Medicine, Inc. n/k/a Specialty Retail Group, Inc. ("SRG") (collectively referred to herein as the "Defendants"), on the other hand (Sayet and the Defendants are collectively referred to herein as the "Parties").

          WHEREAS, the Parties desire to enter into this Agreement to avoid the expenses and distraction of litigation, and in order to provide for certain payments in full settlement and discharge of any and all claims which might have been the subject of any pleadings in a matter entitled PETER SAYET V. INSTITUTE FOR LABORATORY MEDICINE, INC., ILM ACQUISITION L.P., M.P. PARTNERS L.P., ILM ACQUISITION CORPORATION, LSJM PARTNERS, L.P., ILM N CORPORATION, HEALTHCARE VENTURE MANAGEMENT CORPORATION, SELIG ZISES, GLENN MEYERS AND LAURENCE LURIE, Case Number 92-03746(10), pending before the Circuit Court of the Eleventh Judicial District in and for Dade County, Florida, or in any separate action (the "Action"), upon the terms and conditions set forth herein;

          NOW, THEREFORE, it is hereby agreed to, by and between the Parties that:

          1. (a) Sayet and his heirs, executors, administrators, agents, successors or assigns, covenants not to sue and will not raise, support or make any claim in any court or otherwise against any of the Defendants, its current or former officers, directors, employees, shareholders, affiliates, parents, subsidiaries, agents, attorneys, successors and assigns or otherwise related entities he has or may have, including any such claims arising out of any facts or transactions that were raised or could have been raised in the Action or arising from any act, action, inaction, occurrence or dealing between Sayet and any of the Defendants, from the beginning of the world to the date of this Agreement.

          b. Sayet shall execute and deliver, contemporaneous with the execution and delivery of this Agreement, a release in favor of each of the Defendants in the form annexed hereto as Exhibit A.

          2. (a) Each of the Defendants, and their heirs, agents, successors or assigns, covenants not to sue and will not raise, support or make any claim in any court or otherwise against Sayet, his agents, successors or assigns or otherwise related entities they have or may have, including any such claims arising out of any facts or transactions that were raised or could have been raised in the Action or arising from any act, action, inaction, occurrence or dealing between Sayet and any of the Defendants, from the beginning of the world to the date of this Agreement.

          (b) Each of the Defendants shall execute and deliver, contemporaneous with the execution and delivery of this Agreement, a release in favor of Sayet in the form annexed hereto as Exhibit B.

          3. Contemporaneous with the execution of this Agreement, the Parties shall execute a Stipulation of Dismissal with Prejudice (the "Stipulation") directed to the Action in the form annexed hereto as Exhibits C. Upon receipt of the executed Stipulation, counsel for Defendants will file the Stipulation before the Circuit Court of the Eleventh Judicial District in and for Dade County, Florida.

          4. Contemporaneous with the execution of this Agreement, SRG shall issue an aggregate of 650,000 shares of restricted SRG common stock (the "Shares") to Sayet and his designee, Howard Green, Esq. (collectively the "Holders") (the "Settlement Payment"). Said compensation to Sayet shall be for defamation damages.

          5. a. Promptly after the execution of this Agreement, Sayet and SRG shall execute a Registration Rights Agreement, pursuant to which SRG is agreeing to include the Shares in a Registration Statement which it will file with the Securities and Exchange Commission (the "Registration

Statement") following the date of this Agreement. A copy of the Registration Rights Agreement is annexed hereto as Exhibit "D." The Shares shall be maintained in the Holders' own names and not in "street name" or any other nominee account. Upon issuance the certificates for the Shares shall contain the usual and customary legend for unregistered shares which SRG shall remove upon the effectiveness of the Registration Statement. The certificates for the Shares shall also contain the following legend:

     "The shares evidenced by this certificate are subject to an Agreement of Settlement and Compromise dated as of ____________, 1996 and may not be (i) encumbered or transferred except in a bona fide sale; or
     (ii) registered in nominee or street name, except as a result of a permitted sale under the Agreement. A copy of said agreement is on file at the registered office of Specialty Retail Group, Inc."

             b. Following the declaration of effectiveness of the Registration Statement, with respect to each and every sale of Shares, each Holder (or his representative) shall, within seven (7) business days of receipt of knowledge of such sale but in no event greater than ten (10) business days following such sale, notify SRG in writing (the "Sale Notice") setting forth the date of sale and the gross sale price per share and shall, immediately upon receipt of any statement confirming the effectuation of such sale from a broker or other intermediary (the "Confirmation"), send a copy of same to SRG. The failure of any Holder to deliver a timely Sale Notice or Confirmation to SRG in the manner hereinafter provided shall entitle SRG to immediately reduce the Price Protection Pool (as hereinafter defined) in an amount equal to twenty five cents for each unreported Share sold as of the date of sale. By way of example, if a Holder fails to give SRG a Sales Notice with respect to a sale of 100,000 Shares, the Price Protection Pool would be reduced by $25,000 (100,000 x $.25 = $25,000).

             c. Additionally, with respect to each and every sale of Shares, each Holder (or his representative) shall, within seven (7) business days of such sale, forward to SRG, the Company Proceeds (as hereinafter defined), in immediately available funds. In the event any Company Proceeds are not paid to SRG within said time period (a "Company Proceeds Breach"), SRG shall have the right to take all appropriate action to (i) amend its Registration Statement or take such other available steps to de-register such number of the breaching Holder's Shares equal to the number of Shares which were the subject of the Company Proceeds Breach (the "Breach Matching Shares"); (ii) redeem such Breach Matching Shares from the breaching Holder for a redemption price equal to the aggregate par value of the Breach Matching Shares;
(iii) instruct its transfer agent to place a stop transfer order on the Breach Matching Shares; and (iv) take all such further action as SRG may from time to time in its sole discretion deem necessary to effectuate the intent of the foregoing provisions. Each of the Holders agree to promptly execute and deliver to SRG such further instruments and documents and take such further action as SRG may request upon the occurrence of a Company Proceeds Breach, including, without limitation, execution and delivery to SRG of stock powers and original stock certificates to effectuate the redemption of the Breach Matching Shares. Any failure of a breaching Holder to cooperate with SRG upon the occurrence of a Company Proceeds Breach shall be deemed a material breach hereunder. Any obligations of SRG in favor of the non-breaching Holder and of the non-breaching Holder in favor of SRG shall not be affected, modified or impaired by any state of facts or by the happening from time to time of any event including, without limitation, a breach by the other Holder of his respective obligations hereunder.

             d. Any and all notices required to be given under this paragraph shall be in writing and shall be sent by telecopier to SRG at: (i) (203) 256-4375, c/o Building Blocks Inc., 1720 Post Road East, Westport, CT 06880; (ii) with a copy to (212) 391-0399, Littman Krooks & Roth, P.C.,

120 West 45th Street, New York, New York 10036 (Attn: Richard A. Roth, Esq.) and to the Holders at (305) 371-6400, c/o Howard Green & Associates, 825 South Bayshore Road, Suite 1846, Miami, FL 33131. Notice shall be deemed given upon it being sent.

          6. In the event the Holders sell any Shares for $1.00 or more per Share, the parties agree that the Holders shall cause SRG to receive 67% of the proceeds for all amounts in excess of $1.00 per Share from said sales (the "Company Proceeds") and the Holders shall retain 33% of the proceeds for all such amounts. SRG shall deposit 25% of the Company Proceeds in an interest bearing escrow account administered by its attorneys Littman, Krooks & Roth, P.C. pursuant to an escrow agreement annexed hereto as Exhibit "E". The escrowed Company Proceeds shall be released back to SRG upon the earlier to occur of (i) the sale of all Shares or (ii) the second anniversary of the date of this agreement. For purposes of this Agreement, "Price Protection Pool" shall be equal to the sum of: (i) $160,000 and (ii) 25% of any of the Company Proceeds.

          7. Upon, but only upon, the sale of ALL of the Shares by the Holders, in bona fide open market or market related transactions which results in gross proceeds to the Holders upon the sale of all such Shares of less than $650,000, SRG shall pay to Sayet the shortfall between: (x) $650,000 and (y) the aggregate sales proceeds, such amount not to exceed the Price Protection Pool. Notwithstanding the foregoing, in the event any Shares are redeemed as provided in Section 5(c) (the "Redeemed Shares"), then, in lieu of the payment set forth in the previous sentence, SRG shall pay Sayet the shortfall between (x) an amount equal to $1.00 times the Shares (other than the Redeemed Shares) sold ("Net Shares") and (y) the aggregate proceeds from the Net Shares, such amount not to exceed a percentage of the Price Protection Pool determined by the formula x/Price Protection Pool = Net Shares/650,000. Such payments shall be made within seven days after the final sale of the Shares. Any such payment which may be due and owing shall be made by check payable to "Peter Sayet and Howard Green" and shall be forwarded to Howard Green & Associates, 825 South Bayshore Road, Suite 1846, Miami, FL 33131.

          8. Contemporaneous with the execution of the Registration Rights Agreement, SRG and Sayet shall execute an Escrow Agreement which will provide that SRG shall escrow 213,333 shares of restricted common stock, which will be included in the Registration Statement referred to in paragraph 5, which shall be held by a mutually acceptable escrow agent to be released only upon breach of SRG to make payment contemplated by Paragraph 7 hereof. A form of Escrow Agreement is annexed hereto as Exhibit "F".

          9. In the event SRG files for bankruptcy under Chapter 7 of the US Bankruptcy Code, or Chapter 11 thereunder, if, but only if, Sayet's rights hereunder are materially impacted, the parties agree that the entire transaction contemplated herein shall be terminated and the General Releases be deemed null and void and the parties may proceed with the litigation settled herein, but (i) any amounts realized by prior sales of the Shares by the Holders shall be acknowledged by the parties in any future settlement or litigation regarding these matters and (ii) the terms of this Paragraph 9 shall expire after the earlier of two years or after the Holders sell the Shares.

          10. The parties hereto specifically agree that, at any trial or in any other action or proceeding (except for claims relating directly to the enforcement and performance of this Agreement), the entry into or performance of this Agreement, the terms hereof, and any negotiations in pursuance hereof, shall not be cited, referred to relied upon, offered or received in evidence by them, nor shall they be admissible in evidence.

          11. The Parties acknowledge that they have been represented by independent legal counsel of their own choice throughout all of the negotiations preceding the execution of this Agreement and that they have executed this Agreement with the consent of, and after consultation with, such independent legal counsel. The Parties further acknowledge that they have read this Agreement in its entirety, that they have had all of its provisions explained to them by their own counsel, who has answered any and all questions which they have asked with regard to the meaning of any of the provisions thereof, and that he fully understands all the terms and conditions contained herein. Defendants further acknowledges that they have signed this Agreement voluntarily and of their own free will.

          12. This Agreement shall be governed by and construed in accord with the laws of the State of Florida. Each of the Parties to this Agreement hereby consents to the jurisdiction of the Circuit Court of the Eleventh Judicial District in and for Dade County, Florida, for the purposes of commencing any litigation or proceeding to enforce or interpret any provision of this Agreement.

          13. Except as set forth herein, there are no other agreements or understandings with respect to the subject matter of this Agreement. Any and all prior discussions, agreements or understandings, whether oral or in writing, are merged into and subsumed by this Agreement. Each Exhibit in this Agreement shall be construed to be a part hereof, as if fully set forth herein. This Agreement may not be modified in any manner, except in a writing signed by both parties hereto.

          14. This Agreement shall be binding upon and inure to the benefit of the Parties, and to the employees, officers, directors, heirs, successors, assigns and legal representatives of each party. The Holders may not assign their rights or obligations provided for under this Agreement without the express written consent of SRG.

          15. This Agreement may be executed in any number of identical counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Accepted and agreed to by the following:



/s/ PETER SAYET                         Institute for Laboratory
-------------------------               Medicine, Inc.  n/k/a
Peter Sayet                             Specialty Reality Group, Inc.


/s/ HOWARD GREEN
-------------------------
Howard Green                            By:/s/ KEVIN GREEN
                                           --------------------------------
                                           Kevin Greene, Chairman of the
                                           Board of Directors


/s/ GLENN MEYERS                        /s/ LAURENCE LURIE
-------------------------               -----------------------------------
Glenn Meyers                            Laurence Lurie

ILM Acquisition L.P.                    MP Partners, L.P.

  By: MP Partners, L.P.,                  By: ILM Acquisition Corp.,
      General Partner                         General Partner

  By: ILM Acquisition Corp.,
      General Partner                     By: /s/ SELIG ZISES
                                              -----------------------------
                                              Selig Zises, President

  By: /s/ SELIG ZISES
      ------------------------
      Selig Zises, President



ILM Acquisition Corporation



By: /s/ SELIG ZISES                     /s/ SELIG ZISES
    --------------------------          -----------------------------------
    Selig Zises, President              Selig Zises



LSJM Partners, L.P.                     ILM N Corporation

  By: ILM N Corporation,
      General Partner



By: /s/ NANCY ZISES                     By: /s/ NANCY ZISES
    --------------------------              -------------------------------
    Nancy Zises, President                  Nancy Zises, President



Healthcare Venture Management
Corporation



By: /s/ KEVIN GREENE
    --------------------------
    Kevin Greene, an
    Authorized Representative

                                    EXHIBIT A


          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


                                   PETER SAYET


as RELEASOR, in consideration of the Settlement Amount as described in paragraph __ of the Settlement Agreement and other good and valuable consideration received from [Specialty Realty Group, Inc., Institute for Laboratory Medicine, Inc., ILM Acquisition L.P., M.P. Partners L.P., ILM Acquisition Corporation, LSJM Partners, L.P., ILM N Corporation, Healthcare Venture Management Corporation, Selig Zises, Glenn Meyers and Laurence Lurie] as RELEASEE, receipt whereof is hereby acknowledged, covenants not to sue and releases and discharges the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law, admiralty or equity, which the RELEASOR, RELEASOR's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have from the beginning of the world to the date of this Release, including but not limited to any claim, counterclaim or cause of action which was or could have been asserted in, or which arise from any of the facts or transactions that form the basis for any claim or counterclaim, set forth in any pleading filed in an action which was pending in: PETER SAYET
V. INSTITUTE FOR LABORATORY MEDICINE, INC., ILM ACQUISITION L.P., M.P. PARTNERS L.P., ILM ACQUISITION CORPORATION, LSJM PARTNERS, L.P., ILM N CORPORATION, HEALTHCARE VENTURE MANAGEMENT CORPORATION, SELIG ZISES, GLENN MEYERS, AND LAURENCE LURIE, case number 92-03746(10), pending before the Circuit Court of the Eleventh Judicial District in and for Dade County, Florida or in any separate action excluding, however, any obligations of RELEASEE to RELEASOR set forth in the Agreement of Settlement and Compromise entered into as of the ___ day of August, 1996.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

          This RELEASE may not be changed orally.

          IN WITNESS WHEREOF, the RELEASOR has hereunto set its hand and seal on the ___ day of August, 1996.



                                        -----------------------------------
                                        Peter Sayet
STATE OF FLORIDA    )
                     ss.:
COUNTY OF DADE      )

          On this ___ day of August, 1996 before me personally came Peter Sayet to me personally known, and known to me to be the same person described in and who executed the foregoing Release, and he duly acknowledged to me that he executed the same.


                                        -----------------------------------
                                             Notary Public

                                    EXHIBIT B


          TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


                         [SPECIALTY RETAIL GROUP, INC.]


as RELEASOR, in consideration of the sum of ten ($10) dollars and other good and valuable consideration received from Peter Sayet as RELEASEE, receipt whereof is hereby acknowledged, covenants not to sue and releases and discharges the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law, admiralty or equity, which the RELEASOR, RELEASOR's heirs, agents, successors and assigns ever had, now have or hereafter can, shall or may have from the beginning of the world to the date of this Release, including but not limited to any claim, counterclaim or cause of action which was or could have been asserted in, or which arise from any of the facts or transactions that form the basis for any claim or counterclaim, set forth in any pleading filed in an action which was pending in: PETER SAYET V. INSTITUTE FOR LABORATORY MEDICINE, INC., ILM ACQUISITION L.P., M.P. PARTNERS L.P., ILM ACQUISITION CORPORATION, LSJM PARTNERS, L.P., ILM N CORPORATION, HEALTHCARE VENTURE MANAGEMENT CORPORATION, SELIG ZISES, GLENN MEYERS, AND LAURENCE LURIE, case number 92-03746(10), pending before the

Circuit Court of the Eleventh Judicial District in and for Dade County, Florida or in any separate action excluding, however, any obligations of RELEASEE to RELEASOR set forth in the Agreement of Settlement and Compromise entered into as of the ___ day of August, 1996.

          Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

          This RELEASE may not be changed orally.

          IN WITNESS WHEREOF, the RELEASOR has hereunto set its hand and seal on the ___ day of August, 1996.

                                   [Specialty Retail Group, Inc.]



                                   By:
                                       ------------------------------------
                                        An Authorized Officer

STATE OF NEW YORK   )
                     ss.:
COUNTY OF NEW YORK  )

          On this ___ day of ______, 1996, before me personally came to me personally known, and known to me and stated that he is the of [Specialty Retail Group, Inc.], the RELEASOR described in the foregoing Release, and that he was duly authorized to, and pursuant to such authorization did, execute the foregoing Release on behalf of such RELEASOR.



                                        -----------------------------------
                                                Notary Public

                                    EXHIBIT C

                                                  IN THE CIRCUIT COURT OF THE
                                                  11TH JUDICIAL CIRCUIT IN AND
                                                  FOR DADE COUNTY, FLORIDA

                                                  GENERAL JURISDICTION DIVISION

                                                  CASE NO. 92-03746

PETER SAYET,

     Plaintiff,

vs.

INSTITUTE FOR LABORATORY MEDICINE,
INC., ILM ACQUISITION L.P., M.P.
PARTNERS L.P., ILM ACQUISITION
CORPORATION, LSJM PARTNERS, L.P.,
ILM N CORPORATION, HEALTHCARE
VENTURE MANAGEMENT CORPORATION,
SELIG ZISES, GLENN MEYERS, and
LAURENCE LURIE,

     Defendants.
                                   /
-----------------------------------

                           STIPULATION AND NOTICE OF
                       VOLUNTARY DISMISSAL WITH PREJUDICE

          IT IS HEREBY STIPULATED AND AGREED, by and between the parties to the above-captioned action, that whereas no party hereto is an infant or an incompetent person for whom a committee has been appointed and no person not a party has an interest in the subject matter of the action, the above-captioned action, including all claims and counterclaims, be, and the same hereby is dismissed with prejudice, without costs to either party as against the other. This stipulation and notice may be filed without further notice with the Circuit Court of the Eleventh

Judicial District in and for Dade County, Florida and such Court retains jurisdiction to enforce the terms of the settlement.

Dated:  New York, New York
        August    , 1996

                                                  Howard W. Green & Associates
                                                  Attorneys for Plaintiff
                                                  Peter Sayet
                                                  825 S. Bayshore Drive
                                                  Suite 1846
                                                  Miami, Florida 33131




                                                  By:
                                                     --------------------------
                                                     Howard W. Green, Esq.



                                                  LITTMAN KROOKS & ROTH, P.C.
                                                  Attorneys for Defendants
                                                  120 West 45th Street
                                                  New York, NY  10036
                                                  Telephone: (212) 768-4646




                                                  By:
                                                     --------------------------
                                                     Richard A. Roth,
                                                      admitted pro se


                                      - 2 -